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                                                                    Exhibit 99.6


                   FORM OF PROXY TO BE USED IN CONNECTION WITH

                       SPECIAL MEETING OF SHAREHOLDERS OF

                            PARK NATIONAL CORPORATION




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                            PARK NATIONAL CORPORATION

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON [ ], 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                            PARK NATIONAL CORPORATION

The undersigned holder(s) of common shares of Park National Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints _______________, _______________ and _______________, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held on [ ], 2001, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at ________ __.m., local time, and any adjournment thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, as follows:

1. To adopt the Agreement and Plan of Merger between Park National Corporation and Security Banc Corporation, dated as of November 20, 2000, a copy of which is included as Appendix A to the Joint Proxy Statement/Prospectus for the Special Meeting, which accompanied this proxy card.

        [ ]    FOR          [ ]     AGAINST       [ ]    ABSTAIN

2. In their discretion, upon any other business (none known at the time of solicitation of this proxy) which properly comes before the Special Meeting or any adjournment thereof.

A VOTE FOR PROPOSAL NO. 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

All proxies previously given or executed by the undersigned are hereby revoked. Receipt is acknowledged of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for the _____________, 2001 meeting.


Dated:                      , 2001
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                                         ---------------------------------------

                                         ---------------------------------------
                                                    (Signatures)

                                         Shareholders should date this proxy
                                         card and sign above exactly as name
                                         appears at left. If common shares are
                                         registered in two names, both
                                         shareholders should sign. Executors,
                                         administrators, trustees, guardians
                                         and others signing in a representative
                                         capacity should indicate the capacity
                                         in which they sign.